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                                                                      EXHIBIT 10

INDEPENDENT AUDITORS' CONSENT


We consent to the use in the Pre-Effective Amendment No. 2 to Registration Statement No. 333-38060 of Mercury Basic Value Fund, Inc. on Form N-lA of our report dated September 7, 2000 with respect to Mercury Basic Value Fund, Inc., and of our report dated September 27, 2000 with respect to Master Basic Value Trust and to the reference to us under the caption "Independent Auditors", all of which appear in the Statement of Additional Information, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

Princeton, New Jersey
October 9, 2000